Execution Copy



       GE CAPITAL CREDIT SERVICES AND LICENSE AGREEMENT *


          This GE CAPITAL CREDIT SERVICES AND LICENSE AGREEMENT, dated as of June 4, 1996, is entered into by and among General Electric Capital Corporation ("GE Capital"), FDS National Bank ("FDS Bank"), Federated Department Stores, Inc. ("Federated") and FACS Group, Inc. ("FACS") (FDS Bank, Federated and FACS being sometimes referred to herein as the "FDS Parties"). Certain capitalized terms used herein have the meanings given to them in
Article 1 hereof or, if not defined herein, have the meanings given to them in the Program Agreement.

          WHEREAS, FDS Bank is the owner of the FDS Serviced
Accounts;

          WHEREAS, GE Capital is the owner of the GE/Macy's
Commercial Accounts and GE Capital Consumer Card Co. ("GE Bank") is the owner of the GE/Macy's Accounts;

          WHEREAS, GE Bank has provided heretofore all credit processing and collection services with respect to the GE/Macy's Accounts utilizing credit systems owned or licensed by GE Capital and GE Capital has provided certain credit services with respect to certain FDS/Macy's Accounts, and FACS has provided all credit processing and collection services with respect to the FDS Serviced Accounts (including certain FDS/Macy's Accounts) utilizing credit systems owned or licensed by FACS or its affiliates;

          WHEREAS, the FDS Parties and GE Capital wish to facilitate generally uniform treatment of, and performance by, the GE/Macy's Accounts and the FDS Serviced Accounts by utilizing common systems and software for the servicing of all such accounts;

          WHEREAS, GE Capital and the FDS Parties expect that certain economies of scale would be derived from allocating the responsibility for providing all credit processing services required with respect to GE/Macy's Accounts and FDS/Macy's Accounts between GE Capital and FACS such that each would provide certain credit services with respect to such accounts;

Rider X

______________________

     * Confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.



          WHEREAS, in furtherance of the foregoing, (a) GE Capital and the FDS Parties are entering into this Agreement for purposes of setting forth the terms and conditions that will govern the provision of certain services by GE Capital to the FDS Parties and the license by GE Capital to the FDS Parties of certain software and (b) GE Bank, GE Capital, and FACS are entering into, contemporaneously herewith, the FACS Credit Services and License Agreement for purposes of setting forth the terms and conditions that will govern the provision of certain services by FACS to GE Bank and GE Capital and the license by FACS to GE Capital and GE Bank of the FACS credit system and software.

          NOW, THEREFORE, in consideration of the terms and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE 1
                           DEFINITIONS

          1.1  Definitions

          . When used in this Agreement, the following capitalized terms shall have the meaning specified below:

          "Agreement" means this GE Capital Credit Services and
License Agreement as it may be amended, modified or restated from time to time.

          "Credit Insurance Program" means all credit life, disability, and involuntary unemployment insurance programs.

          "FACS Services Agreement" means the FACS Credit
Services and License Agreement among GE Bank, GE Capital and FACS dated as of the date of this Agreement as it may be amended, modified or restated from time to time.

          "FDS Event of Default" has the meaning given to it in
Section 8.3.

          "FDS Information" means data with respect to FDS
Serviced Accounts transmitted by computer to GE Capital.

          "FDS Information Condition" means, with respect to any FDS Information, that (i) such information is received by GE Capital at a time which allows GE Capital to perform the GE Capital Services as required hereby, (ii) such information is complete and accurate and (iii) such information is in a form that is readily usable by the GE Capital Credit System.

          "FDS Serviced Accounts" means (i) the FDS/Macy's Accounts and (ii) all other private label credit card accounts owned by, and with respect to which credit is extended by, FDS or FDS Bank and that utilize any tradename owned by the retail divisions of FDS as of the date hereof (each group of accounts utilizing each such tradename constitutes a "Non-Macy's Portfolio").

          "GE Capital License" means the license of the GE
Capital Credit Software by GE Capital to the FDS Parties pursuant to Section 4.1.

          "GE Capital Services" means the services required to be provided by GE Capital hereunder with respect to the FDS Serviced
Accounts as described in Article 3 hereof and in Section I of Exhibit A hereto.

          "GE Capital Credit Software" means the personal computer software programs identified in Section I of Exhibit B.

          "GE Capital Credit System" means the mainframe computer system and GE Credit Software developed, owned and utilized by GE Capital to provide credit processing services, as the same may be modified, enhanced or replaced from time to time after the date hereof.

          "GE Event of Default" has the meaning given to it in
Section 8.1.

          "Licensed Location(s)" means the location(s) identified in Section II of Exhibit B in which certain authorized employees of the FDS Parties may access and use the GE Capital Credit
Software in accordance with the GE Capital License.

          "Material Adverse Effect" means any material adverse change in the quality or financial condition of the FDS/Macy's
Accounts or any Non-Macy's Portfolio, each taken as a whole.

          "Program Agreement" means the Amended and Restated Credit Card Program Agreement, dated as of the date hereof, entered into by and among Federated, FDS Bank, GE Bank, FACS and the other parties thereto as it may be amended, modified or restated from time to time.

          "Service Fees" means the fees payable by the FDS
Parties for the GE Capital Services, as specified in Article 3.

          "Service Standards" means the minimum service performance levels at which the GE Capital Services are required to be provided hereunder, as specified in Section II of Exhibit
A.

          "Term" has the meaning given to it in Section 2.1 hereof.

          1.2. General

          . Except as the context may otherwise require, (i) words of any gender include the other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof", "herein", "hereby", and any derivative or similar words refer to this entire Agreement, and (iv) the term "including" means "including, but not limited to". Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless otherwise specified. The Exhibits and Schedules attached hereto are incorporated herein by this reference and constitute a part of this Agreement.

                            ARTICLE 2
                              TERM

          2.1  Term

          . The term of this Agreement shall commence on the date hereof and expire simultaneously with the termination of the Program Agreement, unless sooner terminated as provided herein (the "Term"), provided that following termination of this Agreement the FDS Parties shall have the right to require GE Capital to continue providing all or a portion of the GE Capital Services for up to six months after termination pursuant to the provisions of Section 8.6.

                            ARTICLE 3
                         CREDIT SERVICES

          3.1  Appointment of GE Capital

          . Each of FDS Bank, Federated and FACS hereby appoints GE Capital, and GE Capital hereby accepts appointment, as the agent of FDS Bank, Federated and FACS, respectively, for providing the GE Capital Services with respect to the FDS Serviced Accounts. The parties hereby acknowledge and agree that notwithstanding any other provisions of this Agreement to the contrary, all obligations of GE Capital to perform the GE Capital Services shall be subject to the prior satisfaction of the FDS Information Condition.

          3.2  GE Capital Services

          . GE Capital shall provide the GE Capital Services (including, without limitation, delivery of the reports described on Schedule A-3 hereto) and shall comply with the Credit and Collection Policy and the FACS License (as defined in the FACS Services Agreement) in providing the GE Capital Services. In providing the GE Capital Services, GE Capital will use the FACS Credit System which has been licensed to GE Capital pursuant to the FACS Services Agreement. In this regard, GE Capital agrees to be bound by and to comply with the terms and conditions of the Program Agreement including, without limitation, Sections 4.4 and
4.5 thereof. GE Capital shall operate credit operations and facilities in a high quality, ethical manner, in such a way as not to disparage or embarrass the FDS Parties or any of their names, and with a level of service to the holders of FDS/Macy's Accounts that is not less than the level of service provided to
(i) the holders of FDS/Macy's Accounts by the GE Parties prior to the date hereof and (ii) the holders of GE/Macy's Accounts by GE Capital prior to and from and after the date hereof. The GE Capital Services provided to the FDS/Macy's Accounts shall be of the same type, quality and nature as, and implemented and executed in the same manner as, the services provided by GE Capital to GE Bank with respect to the GE/Macy's Accounts, except to the extent such services may differ due to changes to the Credit and Collection Policy applicable to only the GE/Macy's Accounts or FDS/Macy's Accounts pursuant to the provisions of Sections 4.4 or 4.5 of the Program Agreement.

          3.3  Service Standards

          . GE Capital shall use its best efforts to (i) design systems to achieve, (ii) employ qualified personnel to meet, and
(iii) otherwise satisfy on average (determined with respect to each FDS full fiscal quarter commencing after the completion of the relevant conversion of services) the Service Standards.

          3.4  Service Fees.

               (a) Postage. At least ten (10) days prior to the beginning of each month during the Term, GE Capital shall deliver an invoice to FDS for an amount equal to GE Capital's good faith estimate of the postage costs it will incur in the upcoming month in providing the GE Capital Services. Within five (5) days after receiving each such invoice, FDS shall pay to GE Capital, by wire transfer of immediately available funds, the full amount indicated on such invoice. Following the end of each month for which FDS has prepaid postage pursuant to this Section 3.4(a), GE Capital will calculate whether actual postage costs for such months were more or less than the amount of FDS's estimated payment. To the extent actual postage costs for such month were more or less than the estimated payment made by FDS for such month, GE Capital shall make appropriate adjustments to the next service fee statement delivered to FDS pursuant to Section 3.4(b).

               (b) Service Fees. No later than ten (10) days after the beginning of each month during the Term, GE Capital shall deliver an invoice to FDS setting forth in reasonable detail the aggregate amount of Service Fees to be paid by the FDS Parties for the GE Capital Services rendered in the immediately preceding month. The amount of such fees shall be calculated in accordance with Schedule 3.4(b). FDS shall pay to GE Capital, within ten (10) days after receipt of each such statement, the full amount set forth thereon by wire transfer of immediately available funds or by such other method as the parties may agree. Any disputes with respect to any invoice delivered pursuant to
Section 3.4(a) or 3.4(b) shall be resolved in accordance with the provisions of Section 9.9 of the Program Agreement.

               (c) Inventory. The parties hereby agree that, in addition to the Service Fees payable pursuant to Section 3.4(b), all paper, envelopes and plastic required for production and mailing of billing statements and credit cards with respect to the FDS Serviced Accounts will either (i) be purchased by GE Capital as agent for FDS Bank in consultation with the FDS Parties, in which case GE Capital will invoice FDS directly for such purchases and FDS will pay GE Capital for such invoices (including shipping and taxes), by wire transfer of immediately available funds, or (ii) be purchased by FDS in consultation with GE Capital at FDS's sole cost and expense, provided that material qualities and quantities must be reasonably satisfactory to GE Capital.

               (d) Adjustments. The parties hereto acknowledge and agree that the Service Fees are intended to provide GE Capital with payment for its actual costs of performing the GE Capital Services. The parties agree to take all commercially reasonable efforts, and to cooperate in all commercially reasonable respects (in each case taking into consideration their respective businesses and operations as a whole) to minimize such costs. On each six-month anniversary of the date hereof during the Term, either GE Capital or FDS may, if it believes that the fees set forth on Schedule 3.4(b) have resulted in GE Capital receiving Services Fees for the immediately prior six-month period in an amount either more or less than its actual costs for providing the GE Capital Services for such period, deliver a written notice to the other party requesting that the other party meet to discuss making appropriate modifications to Schedule 3.4(b). Any such modifications would be intended to assure that for the next six-month period GE Capital receives Service Fees equal to its cost of providing the GE Capital Services for such period, as adjusted to reflect the amount by which the Service Fees received by GE Capital for the immediately prior six month period were more or less than the amount of GE Capital's actual costs of providing the GE Capital Services for such period. If one party delivers a notice to the other party pursuant to this
Section 3.4(d) and either the other party refuses to meet to discuss modifying Schedule 3.4(b) or the parties are unable to agree on modifications to Schedule 3.4(b) within twenty (20) days after delivery of such notice, then the notifying party may cause the dispute to be resolved in accordance with Section 9.9 of the Program Agreement. Any Person chosen to resolve such dispute pursuant to Section 9.9 of the Program Agreement shall approve any proposed increase in the fees on Schedule 3.4(b) (i) to the extent such proposed increase reflects an actual increase in costs of performing the GE Capital Services and (ii) to the extent such proposed increase is reasonable based on, among other things, historical costs and the impact of inflation on such costs.

          3.5  Compliance with Law

          . GE Capital shall implement and execute the Credit and Collection Policy in compliance with all requirements of applicable Law and shall perform the GE Capital Services in compliance with all requirements of applicable Law, except, in either case, to the extent a failure of GE Capital to so implement, execute and perform in compliance with applicable law is due solely to (i) the failure of the FDS Information Condition to be satisfied or (ii) GE Capital following specific written instructions of an Authorized FDS Person.

          3.6  Cooperation

          .  GE Capital agrees to cooperate with the FDS
Companies in resolving all disputes with FDS Serviced Account holders.

          3.7  Payment Processing

          . The parties intend that in addition to the GE Capital Services provided hereunder, subject to the mutual agreement of the parties with respect to fees payable in respect thereof (the parties agreeing to negotiate in good faith to reach agreement on such fees), GE Capital shall provide payment processing services as described and subject to the Service Standards set forth in Exhibit A with respect to the FDS Serviced Accounts.

          3.8  Third Party Review

          . Within 120 days after the date hereof, GE Capital will cause to be completed an initial operational and/or systems review of GE Capital by an independent third party accounting firm reasonably satisfactory to FDS Bank and shall provide FDS Bank with a copy of all reports generated by such review (and the work papers related thereto) promptly after available. If any regulatory authority with jurisdiction over FDS Bank requests a third party operational and/or systems review of GE Capital, the GE Capital Credit System and/or all systems relating to the GE Capital Services, GE Capital shall, upon the request of FDS Bank, cause such a review (the scope of which meets such regulatory requirements) to be conducted by an independent third party accounting firm reasonably satisfactory to FDS Bank and shall provide FDS Bank with a copy of all reports generated by such review (and the work papers related thereto) promptly after available. The expenses of any such review shall be borne by GE Capital.

          3.9  Conversion

          . FACS and the GE Parties shall cooperate so that GE Capital is able to accomplish the conversion of all FDS Serviced Accounts to the GE Capital Services in an accurate, orderly and efficient manner in accordance with an agenda and schedule agreed to by all parties hereto. GE Capital agrees to use commercially reasonable efforts to effect such conversion in an accurate, orderly and efficient manner, except to the extent such conversion fails to be accurate, orderly and efficient due solely to the failure of the FDS Information Condition to be satisfied.

                            ARTICLE 4
                             LICENSE

          4.1  License.

               (a) Grant of License. GE Capital hereby grants to each of the FDS Parties, for the Term and for the period of any extended servicing pursuant to Section 8.6, a non-exclusive and non-transferable license to use the GE Capital Credit Software in the Licensed Locations strictly as set forth in this
Section 4.1.

               (b) Permitted Use. As further set forth herein, the GE Capital Credit Software may be used only at the Licensed Locations by employees of the FDS Parties ("Authorized FDS Users") who are provided with passwords approved by GE Capital and who are listed on a list of authorized users (which list will include the extent of such authorized user's authority to use the GE Capital Credit Software) maintained by the FDS Parties and provided to GE Capital. The Authorized FDS Users may only use the GE Capital Credit Software strictly for the benefit of the GE/Macy's Accounts and FDS Serviced Accounts, including the performance of the FACS Services to be performed under the FACS Services Agreement.

               (c) Authorized Users. The FDS Parties may amend the list of Authorized FDS Users from time to time by providing reasonable notice of such amendments to GE Capital and GE Capital agrees to promptly provide any new Authorized FDS Users with appropriate passwords. In the event any Authorized FDS User ceases to be an employee of one of the FDS Parties or ceases to have responsibilities related to the Program or the FDS Serviced Accounts, the FDS Parties agree (i) to provide GE Capital with notice thereof as promptly as practicable, but in no event later than thirty (30) days thereafter, in order to permit GE Capital to terminate such employee's password and (ii) to be responsible for such employee's password until the date such notice is provided to GE Capital. The FDS Parties shall provide GE Capital with an updated list of the Authorized FDS Users within 20 days after the end of each calendar year.

               (d)  Additions to or Relocation of Licensed
Locations. In the event that any Licensed Location is relocated or any new Licensed Location is added, the FDS Parties shall give reasonable advance notice of such relocation or addition to GE Capital and any costs and expenses required to be incurred by the FDS Parties or GE Capital so that GE Capital can fulfill its obligations hereunder as a result of such relocation or addition of a Licensed Location shall be borne by the FDS Parties.

               (e)  Limitations.  The FDS Parties may not:

                    (i)  use the GE Capital Credit Software
except as permitted herein or in any location other than a Licensed Location;

                    (ii) copy or duplicate the GE Capital Credit
Software except as necessary to utilize the same as specifically permitted herein;

                    (iii)     remove any proprietary or copyright
legend from the GE Capital Credit Software;

                    (iv) create, or authorize any other party to create, the source code to the GE Capital Credit Software by reverse engineering, decompiling or otherwise;

                    (v)  permit access to the GE Capital Credit
Software to any Person other than an Authorized FDS User without requiring each such Authorized FDS User to sign a confidentiality agreement in the form of Exhibit C;

                    (vi) modify or alter any of the GE Capital
Credit Software; or

                    (vii)     use any software to access the GE
Credit Software other than (x) software approved by GE Capital in writing and (y) in a manner which GE Capital has had the opportunity to review and has approved in writing.

               (f) Property Rights. The FDS Parties acknowledge that the GE Capital Credit Software is proprietary to, and is the property of, GE Capital and that the GE Capital Credit Software contains the confidential, proprietary and trade secret information of GE Capital and that GE Capital will be irreparably harmed and will have no adequate remedy at law if the FDS Parties fail to perform any of their obligations under this Section 4.1. It is accordingly agreed that, in addition to any other remedies which may be available at law or in equity, GE Capital shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise obtain specific performance of, the FDS Parties' covenants and agreements contained in this
Section 4.1.

               (g) Access. During the Term, subject to and in accordance with the GE Capital License, GE Capital shall provide the FDS Parties all such links to the GE Capital Credit System as may be necessary in order to enable the FDS Parties to receive the GE Capital Services hereunder.

               (h) Modifications and Enhancements. GE Capital shall not modify, enhance or replace the GE Capital Credit System in any way that would cause any amendment or modification to the Major Credit and Collection Policies without the prior written consent of the FDS Parties. In the event that any portion of the GE Capital Credit System which relates to or affects any of the links referred to in Section 4.1(g) is modified, enhanced or replaced, GE Capital shall provide to the FDS Parties, when such modification, enhancement or replacement is released for use in conjunction with the FDS/Macy's Accounts, the benefit thereof at no cost to the FDS Parties. If any such modification, enhancement or replacement would require the FDS Parties to incur any costs or expenses to permit the FDS Parties' credit system (as existing as of the date hereof) to be compatible with the GE Capital Credit System so as to enable the FDS Parties to exercise the links referred to in Section 4.1(g), such costs shall be borne by GE Capital.

          4.2  Maintenance

          . During the Term, GE Capital shall provide, or cause to be provided, maintenance services to the FDS Parties with respect to the GE Capital Credit Software as described in this
Section 4.2.

               (a) Help Desk. GE Capital shall maintain a help desk which the FDS Parties may access by telephone during all hours when collections on the FDS Serviced Accounts may be legally made. Such help desk shall be available to the FDS Parties for problem reporting.

               (b) Code Corrections. GE Capital shall provide to the FDS Parties, from time to time, any known code corrections that may be made to the GE Capital Credit Software promptly after such corrections are made by or become available to GE Capital.

          4.3  License Fees

          . For the license and maintenance services provided hereunder, the FDS Parties shall pay to GE Capital a one-time license fee of $[OMISSION].

                            ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES

          5.1  Mutual Representations and Warranties

          . Each party to this Agreement represents and warrants to the other party on the date hereof and on each date that GE
Capital provides any of the GE Capital Services hereunder that:

                    (i)  Such party (A) is duly organized,
validly existing, and in good standing under the laws of the jurisdiction of its organization; (B) is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualifications, except (x) in the case of GE Capital, where failure to be so qualified would not have a Material Adverse Effect or a material adverse effect on the ability of GE Capital to perform its obligations pursuant to the terms of this Agreement and (y) in the case of the FDS Parties, where failure to be so qualified would not have a material adverse effect on their ability to perform their obligations hereunder; (C) has the requisite power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; (D) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all authorities having jurisdiction, to the extent required for such current ownership and operation or as proposed to be conducted, except (x) in the case of GE Capital, where failure to obtain such license, consent, permit or approval, or to give such notice would not have a Material Adverse Effect or a material adverse effect on the ability of GE Capital to perform its obligations pursuant to the terms of this Agreement and (y) in the case of the FDS Parties, where the failure to obtain such license, consent, permit or approval or to give such notice would not have a material adverse effect on their ability to perform their obligations hereunder; and (E) is in compliance with its certificate of incorporation and by-laws.

                    (ii) The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered hereunder: (A) are within such party's power; (B) have been duly authorized by all necessary or proper action of such party; (C) do not and will not contravene any provisions of such party's certificate of incorporation or by-laws; (D) will not violate any law or regulation or any order or decree of any court or governmental instrumentality applicable to such party;
(E) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which such party is a party or by which any of its property is bound; and (F) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained previously.
Each party to this Agreement further represents and warrants that this Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding obligation of such party, enforceable against it in accordance with its terms, subject to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to the availability of equitable remedies.

          5.2. Representations and Warranties of GE Capital

          .  GE Capital represents and warrants to the FDS
Parties, on behalf of itself and any Affiliate performing any of the GE Capital Services, on the date hereof and on each date that GE Capital provides any of the GE Capital Services hereunder that:

                    (i)  GE Capital (A) has all of the necessary
facilities, equipment and personnel to provide the GE Capital Services in accordance with the terms of this Agreement; and
(B) has and shall maintain disaster recovery procedures and systems with respect to the FDS Serviced Accounts satisfactory to the FDS Parties and at least comparable to those maintained on the date hereof for the GE/Macy's Accounts.

                    (ii) GE Capital is Solvent.

                    (iii)     GE Capital is not in default with
respect to any material contract, agreement, lease, or other instrument to which it is a party, nor has it received any notice of default under any such material contract, agreement, lease or other instrument, which as a consequence of any such default would materially and adversely affect the performance of its obligations under this Agreement.

                    (iv) No contract, lease, agreement, or other instrument to which GE Capital is a party or by which it is bound, and no provision of applicable Law, materially and adversely affects the business, operation, prospects, property, or financial condition of GE Capital such as to impair its ability to meet its obligations under this Agreement.

                    (v)  GE Capital has the right to use the GE
Capital Credit System to provide the GE Capital Services hereunder without infringement or violation of the intellectual property, trademark, trade secret, copyright, patent or other rights of others.

                    (vi) GE Capital has the right to license the GE Capital Credit Software hereunder without infringement or violation of the intellectual property or other rights of others, provided that this warranty is limited and does not apply to (x) the use of the GE Capital Credit Software other than in accordance with the GE Capital License and the operating instructions provided by GE Capital and (y) any copy of the GE Capital Credit Software that is modified by any person other than an authorized representative of GE Capital.

                            ARTICLE 6
                         CONFIDENTIALITY

          6.1  Trade Secrets and Confidential Information

          . GE Capital, on the one hand, and the FDS Parties, on the other, acknowledge that in the course of performance hereunder, each of them and/or their respective Affiliates may receive the trade secrets and confidential information of the other.

               (a)  Trade Secrets.  As used herein, "trade
secrets" shall mean information including or containing technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, or a list of actual or potential customers or suppliers that (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

               (b) Confidential Information. As used herein, "confidential information" shall mean information including data, as to operation, use, prices, sales, vendors, customer lists, customer information, account information, business plans or administrative, financial or marketing plans, that is competitively sensitive and not generally known by or made available to the public, or that are treated as confidential by the owner thereof but that does not rise to the level of a trade secret under applicable law.

          6.2  Non-Disclosure Obligations

          . GE Capital, on the one hand, and the FDS Parties, on the other, acknowledge that the confidentiality of the trade secrets and the confidential information of the other is necessary and, except as provided in Section 6.3, agree at all times, during and after the Term, not to use, communicate, publish, disclose or disseminate, directly or indirectly, any trade secrets or confidential information of the other for any purpose except for the purpose of performing in accordance with this Agreement. In the event any information can be treated as both trade secrets and confidential information, such information shall be treated as trade secrets for purposes of this Agreement. Each party shall use the same care to prevent disclosure to third parties of the trade secrets and confidential information of the other as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature. Use or disclosure by the FDS Parties of the GE Capital Credit Software in any manner other than as permitted herein, in the Program Agreement, in the Commercial Accounts Agreement or in the FACS Services Agreement shall be an unauthorized disclosure of GE Capital's trade secrets. The parties agree that, in addition to any other remedies which may be available at law or in equity, each party shall have the right to obtain injunctive relief to restrain a breach or threatened breach, or otherwise obtain specific performance of, the other party's covenants and agreements in this Section 6.2.

          6.3  Permitted Disclosure

          . Notwithstanding the foregoing, a receiving party may disclose some or all of the trade secrets and confidential information of the other party which are:

                    (i) required to be disclosed by law or order of court or governmental agency applicable to the receiving party, provided that the receiving party shall give prompt notice to the other party of any request for such disclosure so that the other party may seek a protective order or other appropriate remedy, and notwithstanding any such disclosure, such disclosed trade secrets or confidential information shall remain confidential and otherwise subject to the provisions of
Article 6;

                    (ii) generally known and available in the public domain, or become part of the public domain through no violation of any confidentiality provisions of this Agreement; or

                    (iii)     developed by the recipient or its
representatives independently of such information or trade secrets.

          6.4  Use of Trade Secrets or Confidential Information

          .  Neither GE Capital nor the FDS Parties may:

                    (i)  acquire any right in or assert any lien
against the trade secrets or confidential information of the other; or

                    (ii) refuse to return promptly upon the
reasonable request of the other as permitted herein any confidential information or trade secrets of the other that it may have in its possession.

                            ARTICLE 7
                         INDEMNIFICATION

          7.1  Indemnification.

               (a) Indemnification by GE Capital. GE Capital shall indemnify, defend and hold harmless each of the FDS Parties and each of their Affiliates and the officers, directors, employees, agents, shareholders, successors and assigns of the FDS Parties and each of their Affiliates (collectively, the "FDS Indemnified Parties") from and against any and all claims, actions, damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively "Damages") caused by, relating to or arising out of (i) the failure of any representation or warranty of GE Capital hereunder to be true and correct in any material respect when made or remade; (ii) the breach by GE Capital or any of its Affiliates of any of their covenants or agreements hereunder; (iii) any act or omission by GE Capital or its Affiliates, employees or agents in performing, implementing and/or executing the GE Capital Services and the Credit and Collection Policy, except to the extent (x) the Credit and Collection Policy specifically describes how such act should be implemented and GE Capital implemented such act in conformity with such description (other than modifications to the Credit and Collection Policy (including the Major Credit and Collection Policies) made by GE Capital without the approval of the Policy Committee pursuant to Section 4.4 of the Program Agreement) or (y) any such performance, implementation or execution was effected in accordance with specific written instructions from an Authorized FDS Person or (z) the Damages arising out of such act or omission are due solely to the failure of the FDS Information Condition to be satisfied; (iv) any acts or omissions of the FDS Parties, their employees or any of their agents taken at the specific written request of any Authorized GE Person; (v) the failure of the GE Information (as defined in the FACS Services Agreement) provided by GE Capital pursuant to the terms of the FACS Services Agreement to be accurate, and (vi) notwithstanding the provisions of Section 7.1(a)(iii) hereof, any judgmental decisions (i.e., any determination or decision made which is not specifically directed by the Credit and Collection Policy) effected by GE Capital or its employees or agents in effecting the GE Capital Services.

               (b) Indemnification by the FDS Parties. The FDS Parties shall indemnify, defend and hold harmless GE Capital and its Affiliates and the officers, directors, employees, agents, shareholders, successors and assigns of GE Capital and each of its Affiliates (collectively, the "GE Indemnified Parties") from and against any and all Damages caused by, relating to or arising out of (i) the breach by the FDS Parties of any of their covenants or agreements hereunder; (ii) the failure of any representation or warranty of the FDS Parties hereunder to be true and correct in any material respect when made or remade;
(iii) any act or omission by GE Capital or its employees or agents in performing, implementing and/or executing the GE Capital Services and the Credit and Collection Policy effected in accordance with specific written instructions from an Authorized FDS Person; and (iv) the use by GE Capital in performing the GE Capital Services of any tradename owned by any FDS Company or their Affiliates which tradename is not licensed to GE Capital under the Trademark and License Agreement.

          7.2  Infringement Indemnity.

               (a)  Indemnity.  GE Capital shall indemnify,
defend and hold harmless each of the FDS Indemnified Parties from and against any and all Damages caused by, relating to or arising out of any claim of infringement asserted in the United States by third parties of any United States letters patent, trade secrets, copyright, trademark, service mark, trade name, or similar proprietary right conferred by common law or by any statute that is alleged to have occurred because of use by the FDS Parties of the GE Capital Credit Software as permitted herein.

               (b)  Remedies.  In the event an FDS Indemnified
Party is enjoined by reason of any infringement claim, GE Capital shall, without limiting any other rights of the FDS Indemnified
Party, either:

                    (i) procure the right to continue to use the GE Capital Credit Software or any component thereof, as contemplated hereunder or, at its option,

                    (ii) replace or modify the GE Capital Credit
Software or any component thereof, to permit the performance of, or to render use thereof, or any component thereof, noninfringing while performing substantially the same functions without substantial degradation of performance.

               (c) Limitations. Notwithstanding the provisions of this Section 7.2, GE Capital shall not have any duty to investigate or warn the FDS Indemnified Parties of any such possibility of infringement.

          7.3  Conduct of Litigation

          . In the event a claim or judicial action is brought or threatened against an indemnified party with respect to matters covered by Section 7.1 or 7.2, the indemnifying party shall have the sole right to defend such claim or action at its expense and to control the defense and settlement thereof, provided, that the indemnified party shall have the right to participate in such defense and negotiations using counsel at its own expense and the indemnifying party shall obtain the indemnified party's consent, prior to entering into a settlement, consent decree, compromise or consenting to any injunctive relief with respect to such claim or action. Any indemnified party shall provide prompt notice to the indemnifying party of any claims for which the indemnified party intends to seek indemnification for hereunder, provided that the failure to provide such notice shall not affect the obligations of the indemnifying party except to the extent such failure causes actual harm to the indemnified party.

                            ARTICLE 8
                        DEFAULT; REMEDIES

          8.1  GE Events of Default

          . It shall be a "GE Event of Default" if any of the events set forth below shall occur and be continuing and remain unremedied prior to the expiration of the specified period.

               (a) Service Standards Default. If GE Capital shall consistently fail to perform its obligations under Section 3.3, and such consistent failure to perform shall (i) have a Material Adverse Effect or a material adverse effect on the Program, and (ii) remain unremedied for a period of seventy-five
(75) days after delivery of written notice thereof by any FDS
Party to GE Capital.

               (b)  Credit and Collection Policy Defaults.

                    (i)  If GE Capital shall fail to perform the
GE Capital Services in accordance with any provision of the Credit and Collection Policy where such failure is or results in a violation of applicable Law, and such failure is not remedied within seven (7) days after delivery of written notice thereof by any FDS Party to GE Capital, provided that if, notwithstanding GE Capital's diligent, best efforts to cause its employees and agents to perform the GE Capital Services so as not to violate applicable Law, certain employees or agents have failed to so perform the GE Capital Services, the time period set forth in this Section 8.1(b)(i) shall be extended, but not by more than an additional 10 days, as long as GE Capital continues to use diligent, best efforts to remedy such failure.

                    (ii) If GE Capital shall fail to perform the GE Capital Services in accordance with any provision of the Credit and Collection Policy where such failure is not or does not result in a violation of applicable Law, and such failure
(x) has a Material Adverse Effect and (y) is not remedied within thirty (30) days after delivery of written notice thereof by any FDS Party to GE Capital.

                    (iii)     If GE Capital shall consistently
fail to perform any of the GE Capital Services in accordance with any provision of the Credit and Collection Policy where such failure is not or does not result in a violation of applicable Law and does not have a Material Adverse Effect, and is not remedied within seventy-five (75) days after delivery of written notice thereof by any FDS Party to GE Capital; provided that each of the time periods in this Section 8.1(b) shall be extended upon agreement of the parties, but not by more than 60 days, so long as GE Capital is using its diligent, best efforts to remedy such failure in the event that (x) the provision of the Credit and Collection Policy that GE Capital has failed to perform is a provision of the Credit and Collection Policy which FDS or one of its Affiliates has unilaterally modified pursuant to Section 4.4 of the Program Agreement and (y) the reason GE Capital has been unable to so perform is because the GE Credit System requires modifications in order to implement such unilaterally modified provision of the Credit and Collection Policy.

               (c) Credit Systems Default. If GE Capital shall fail to perform all or substantially all of the GE Capital
Services for a period of seven (7) consecutive days due to a failure of the GE Credit System or otherwise.

               (d)  Breach of Infringement Warranty.  If GE
Capital shall fail to provide the remedy specified in Section
7.2(b) as indemnitor with respect to a claim of infringement as specified in Section 7.2.

               (e) Breach of Agreement. If GE Capital shall breach any of its obligations under this Agreement or any of its representations and warranties under this Agreement (other than obligations, representations or warranties the breach of which is otherwise addressed in this Section 8.1) and such breach has a Material Adverse Effect and is not cured within thirty (30) days after delivery of written notice thereof by any FDS Party to GE Capital.

               (f) Bankruptcy. If an Event of Bankruptcy shall have occurred with respect to GE Capital.

               (g) Material Adverse Change. If there shall have been a material adverse change to the business, financial condition, or operations of GE Capital which change has a material adverse effect on its ability to fulfill its obligations hereunder pursuant to the terms hereof.

          8.2  FDS Remedies

               . Upon the occurrence of a GE Event of Default pursuant to Section 8.1(a) or 8.1(b)(ii), the FDS Parties may, in addition to any other remedies they may have at law or equity, terminate the GE Capital Services being provided with respect to the FDS/Macy's Accounts or any Non-Macy's Portfolio only to the extent such portfolio suffered the Material Adverse Effect that was the basis for such GE Event of Default; however, the FDS Parties may not terminate the Agreement based on such GE Event of Default unless such Material Adverse Effect has occurred with respect to all the FDS Serviced Accounts. Upon the occurrence of a GE Event of Default pursuant to any other provision of Section 8.1, the FDS Parties may, in addition to any other remedies they may have at law or equity, terminate this Agreement by delivering a written notice of termination to GE Capital.

          8.3  FDS Events of Default

          . It shall be an "FDS Event of Default" if any of the events set forth below shall occur and be continuing and remain unremedied prior to the expiration of the specified period.

               (a) Breach by the FDS Parties as Licensee. If any of the FDS Parties shall breach any of their obligations under Section 4.2, and fail to cure the same within twenty (20) days after delivery of written notice thereof by GE Capital.

               (b) Breach of Agreement. If the FDS Parties shall breach in any material respect any of their obligations under this Agreement or any of their representations and warranties under this Agreement (other than obligations, representations and warranties the breach of which is otherwise addressed in this Section 8.3), and fail to cure such breach within thirty (30) days after delivery of written notice thereof by GE Capital to any FDS Party.

               (c) Bankruptcy. If an Event of Bankruptcy shall have occurred with respect to any FDS Party.

          8.4  GE Capital Remedies

          .  Upon the occurrence of an FDS Event of Default, GE
Capital may, in addition to any other remedies it may have at law or equity, terminate this Agreement by delivering a written notice of termination to the FDS Parties.

          8.5  Excuse For Non-Performance

          . In the event one party (the "Performing Party") is unable to comply with or perform any of its obligations hereunder solely due to (i) the other party (the "Non-Performing Party") failing to perform its obligations hereunder or under any other Transaction Document or (ii) the quality, nature, timeliness, completeness or accuracy of any goods, services or data provided by the Non-Performing Party to the Performing Party, the Performing Party shall be excused from such performance (and no event of default shall be deemed to have occurred) provided that the Performing Party shall (a) notify the Non-Performing Party as soon as practicable describing the default and explaining how the Performing Party's performance has been affected; (b) use reasonable efforts to mitigate the effect of the Non-Performing Party's failure; and (c) perform its obligations hereunder to the extent reasonably practicable. Both parties shall use diligent, uninterrupted efforts to cure the failure and eliminate the effects thereof.

          8.6  Post-Termination Procedures

          . Upon termination or expiration for any reason of this Agreement, the parties shall comply with their respective post-termination obligations, if any, as set forth below:

               (a)  Payments.  Except as may be expressly
provided otherwise herein, within ten (10) business days after the effective date of termination of this Agreement, each party shall pay the other party any amounts that as of that effective date were due and owed thereto pursuant to this Agreement.

               (b) Extended Servicing. The FDS Parties may cease to receive GE Capital Services hereunder from and after the effective date of termination, provided that the FDS Parties may elect to require GE Capital to continue to provide all or a portion of the GE Capital Services to the FDS Serviced Accounts for up to a maximum of six (6) months following the effective date of termination. In the event of an election by the FDS Parties to receive GE Capital Services, GE Capital shall provide GE Capital Services as described herein subject to payment by the FDS Parties of the applicable Services Fees then in effect and the GE Capital License granted hereunder shall continue for such time.

               (c)  Deconversion.  Subject to the provisions of
Section 8.6(b), FACS and the GE Parties shall cooperate in good faith so that the GE Parties are able to promptly accomplish the conversion of all FDS Serviced Accounts to the FDS Parties in an accurate, orderly and efficient manner. In this regard, GE Capital agrees that it will provide the FDS Parties and their respective designees, officers, employees, accountants, and other representatives with all access rights to the GE Credit System as reasonably required by the FDS Parties in order to enable the FDS Parties to effect a prompt, accurate, orderly and efficient conversion. The FDS Parties agree that in the event of any such conversion, they shall use commercially reasonable efforts to effect such conversion in an accurate, orderly and efficient manner, except to the extent such conversion fails to be accurate, orderly and efficient due solely to the failure of conversion information provided by GE Capital at the time to be accurate in all material respects.

               (d)  Return of Materials.  The FDS Parties shall
(i) surrender to GE Capital all copies of the GE Capital Credit Software remaining in the possession of the FDS Parties or any person acquiring any such copy through any of the FDS Parties in accordance with the terms and conditions hereof and (ii) return to GE Capital all written instructions or manuals in the possession of the FDS Parties relating to the GE Capital Credit Software.

                            ARTICLE 9
                          MISCELLANEOUS

          9.1  Governing Law; Jurisdiction

          . This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules governing conflicts of law.

          9.2  Audit and Access Rights

          . Each of the parties hereto shall have the right to access the premises and audit the records of the other parties hereto as set forth herein.

               (a) Rights of FDS Parties. The FDS Parties shall have all such rights to access the premises of GE Capital, the GE Credit System and audit the records of GE Capital as may be necessary or desirable to permit the FDS Parties to fulfill all of their responsibilities, and exercise all of their rights, under the Transaction Documents. Without limiting the generality of the foregoing, GE Capital shall permit the FDS Parties and their designees, officers, employees, attorneys, accountants and/or other representatives during normal business hours with reasonable advance notice, in such a manner as to minimize interference with the normal business operations of GE Capital
(i) to observe, monitor and obtain information regarding the FDS Serviced Accounts and to observe and monitor the implementation by GE Capital personnel of the Credit and Collection Policy,
(ii) to observe whether the GE Capital Services and the Credit and Collection Policy are being applied consistently between the FDS Serviced Accounts and the GE/Macy's Accounts and in compliance with the provisions of the Program Agreement and (iii) to examine, audit, inspect, copy and make copies of all of the data, records, files, and books of account under the control of GE Capital (whether received on computer, electromagnetic storage vehicles, paper, film or other medium) and relating strictly to the FDS Serviced Accounts and to the back-up documentation relating to the reports provided hereunder by GE Capital to the FDS Parties. The costs and expenses of any exercise by the FDS Parties of their rights hereunder shall be borne by the FDS Parties. Notwithstanding any other provision of this Agreement, the FDS Parties shall not have any access or audit rights with respect to any information in the possession of GE Capital or its Affiliates regarding services provided by GE Capital or its Affiliates to any non-affiliated third party other than the FDS Parties. Employees of GE Capital shall be permitted to be present during the exercise by the FDS Parties of any of their audit and access rights under this Section 9.2(a).

               (b) Rights of GE Capital. The FDS Parties shall permit GE Capital and its respective designees, officers, employees, attorneys and accountants and/or other representatives during normal business hours with reasonable advance notice, in such manner as to minimize interference with the normal business operations of the FDS Parties, to examine, audit and inspect each of the Licensed Locations in order to ensure compliance with the terms and conditions governing the GE Capital License as set forth in Section 4.1 and with the provisions of Article 6. The cost and expense of all such audits or examinations shall be borne by GE Capital. Employees of the FDS Parties shall be permitted to be present during the exercise by GE Capital of any of its audit and access rights under this Section 9.2(b).

          9.3  Entire Agreement; Amendments; Waivers

          . This Agreement contains the entire agreement of the parties hereto as to the subject matter discussed herein. Any amendment to or modification of this Agreement must be in writing and executed by authorized officers of GE Capital and the FDS Parties. No waiver by either party of any right or power it has under this Agreement shall impair or be construed as a further waiver of such right or power. To be effective, all waivers must be in writing and signed by the party waiving its rights.

          9.4  Assignability

          . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided with respect to indemnification rights in Article 7, nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. Neither GE Capital, on the one hand, nor the FDS Parties, on the other, may assign their rights or obligations hereunder without the prior consent of the other, except that in the case of a proposed assignment by GE Capital to an Affiliate, such consent shall not be unreasonably withheld by the FDS Parties, provided that in connection with any such assignment GE Capital delivers to the FDS Parties instruments reasonably satisfactory to the FDS Parties pursuant to which the terms of the GE Capital Guaranty will be extended to this Agreement.

          9.5  Relationship of Parties

          . In performing under this Agreement, the parties are acting as independent contractors and this Agreement shall not be construed as providing either party with the right, power or authority to impose any duty or obligation on the other except as expressly provided herein.

          9.6  Survival

          .  The provisions of Article 6, Article 7, and Sections
4.1 (for as long as any post-termination servicing occurs pursuant to Section 8.6), 8.6 and Section 9.2 (for as long as any post-termination servicing occurs pursuant to Section 8.6), of this Agreement shall survive a termination or expiration of this Agreement.

          9.7  Notices

          . Any notice or other communication required or otherwise provided for under this Agreement shall be in writing and shall be deemed given when delivered by hand or by courier or express mail or by registered or certified United States mail, return receipt requested, postage prepaid, or by facsimile if receipt is acknowledged (except that a notice of termination or breach shall not be sent by facsimile) and shall be addressed as follows:

          In the case of the FDS Parties:

               Federated Department Stores, Inc.
               7 West Seventh Street
               Cincinnati, OH  45202
               Attn:  Law Department
               Fax:  (513) 579-7897

          with copies to:

               FACS Group, Inc.
               9111 Duke Blvd.
               Mason, OH  45040
               Attn:  Senior Vice President
               Fax:  (513) 573-2039

          In the case of GE Capital:

               General Electric Capital Corporation
               5665 New Forsyth Road
               Macon, Georgia  31210
               Fax:  (912) 471-5014
               Attn:  Senior Vice President - Retailer Financial
                      Services

          with copies to:

               General Electric Capital Corporation
               1600 Summer Street
               Stamford, CT  06905
               Attn:  Counsel, Retailer Financial Services
               Fax:  (203) 357-3353

               and

               Macy's Credit Services
               4605 Duke Drive
               Mason, OH  45040
               Attn:  Executive Vice President
               Fax:  (513) 573-3251

Either party hereto may, from time to time, change its address or designated recipient for notification purposes by giving the other party notice thereof and the date upon which it shall become effective.

          9.8  Ownership

          . GE Capital shall have no right, title or interest in any FDS Serviced Account or the proceeds thereof. All payments to be made by FDS Serviced Account debtors shall be paid directly to the FDS Parties. In the event that GE Capital is at any time in possession of the proceeds of any FDS Serviced Account, GE Capital shall hold such funds as agent on behalf of FDS Serviced Account debtors for transfer to the FDS Parties.

          9.9  Designees

          .  [OMISSION].

          9.10 Credit Insurance Programs.

               (a)  All net revenue from Credit Insurance
Programs, whether currently existing or hereafter created, with respect to GE/Macy's Accounts shall be shared [OMISSION] between GE Capital and FDS.

               (b)  Replacements or substitutes for any Credit
Insurance Programs with respect to GE/Macy's Accounts shall require the mutual consent of the FDS Parties, on the one hand, and GE Capital, on the other hand.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION


                                   By:  /s/ Richard A. Hayes
                                   Name:  Richard A. Hayes
                                   Title:  Senior Vice President
                                   Retailer Financial Services

                                   FDS NATIONAL BANK


                                   By:  /s/ James R. Gudmens
                                   Name:  James R. Gudmens
                                   Title:  President

                                   FEDERATED DEPARTMENT STORES,
                                   INC.


                                   By:  /s/  Ronald W. Tysoe
                                   Name:  Ronald W. Tysoe
                                   Title:  Vice Chairman and
                                   Chief Financial Officer

                                   FACS GROUP, INC.


                                   By:  /s/ Robert C. Seppelt
                                   Name:  Robert C. Seppelt
                                   Title:  Vice President



                            Exhibit A

               GE CAPITAL SERVICES TO FDS PARTIES

     General. All of the GE Capital Services described hereafter shall be provided by GE Capital (i) in accordance with, and as more fully described in, the then applicable Credit and Collection Policy and (ii) without limiting the FDS Parties' rights or altering the obligations of the FDS Parties under the Program Agreement including pursuant to Section 4.4 of the Program Agreement.



I.   GE CAPITAL SERVICES

     1.   Billing Statement Production

          1.1. Provide billing statement processing services as described below and in accordance with the technical specifications and billing cycle timeframes established between GE Capital and the FDS Parties.

               (i) Receive and process the electronic periodic billing statement file.

               (ii) Trim, burst and fold all periodic billing statements.

               (iii) Insert all periodic billing statements
                     as described in Section 2.2 below.

               (iv)  Place required postage on all periodic
                     billing statement envelopes.

               (v)   Presort all qualified mail.

               (vi)  Seal and deliver all periodic billing
                     statement envelopes to US Postal Service.

     2.   Billing Statement Mailing

          2.1. Mail periodic billing statements, except those periodic billing statements otherwise agreed to by the FDS Parties, within the timeframe established in Section II of this Exhibit A.

          2.2. Insert marketing material approved by the FDS Parties and received by GE Capital in usable form that conforms to materials specifications of GE Capital into the designated periodic billing statements. The inserts are to be distributed within the periodic billing statement in the following order:

               (i) First, any inserts or messages that the FDS Parties, in their sole judgment, determine are required by Law to be included in a periodic billing statement shall be included and shall have priority over all other inserts and messages;

               (ii)  Second, any inserts or messages that any FDS
                     Company is contractually required to include in a periodic billing statement shall be included;

               (iii) Third, any inserts or messages that FDS,
                     in its sole discretion, determines should be included in a periodic billing statement shall be included; and

               (iv) Fourth, any inserts or messages with respect to programs approved by FDS and GE Bank for inclusion in a periodic billing statement shall be included.

          2.3. Mail periodic billing statements within the timeframe required by Regulation Z.

          2.4. Exercise reasonable quality control review of periodic billing statements.

          2.5. In the event of any material disruption in periodic billing statement services, GE Capital will use commercially reasonable efforts to notify FACS of such disruption on the same business day, and, in any event will provide notice as promptly as practicable.

          2.6. Provide the following reporting for the periodic billing statement services:

               (i) Daily statement status report by Division of cycles billed, mailed and quantity.

               (ii)  Monthly inventory report for all supplies.

               (iii) Monthly statement analysis report of
                     mailings by Division with associated costs and breakdown.

          2.7. Notwithstanding the above, GE Capital will also be responsible for inventory control, warehousing of the periodic billing statements and associated materials.

     3.   Credit Card Production

          3.1. GE Capital will emboss and encode FDS/Macy's Credit Cards and credit cards for other FDS Serviced Accounts as described below and in accordance with the technical specifications and credit card production schedules established between GE Capital and the FDS Parties.

               (i)   Receive and process the electronic Credit
                     Card file.

               (ii) Emboss two (2) lines of data unless otherwise specified.

               (iii) Magnetically encode the cards.

               (iv)  Print the customer information on the Credit
                     Card card carrier form.

               (v)   Data match the Credit Cards and the Credit
                     Card card carriers.

               (vi)  Insert as described in Section 4.2 below.

               (vii) Trim, burst and fold the Credit Card
                     card carriers.

               (viii)Insert the Credit Card card carriers
                     into the Credit Card card carrier envelopes.

               (ix) Place required postage on the Credit Card card carrier envelopes.

               (x) Seal and deliver all Credit Card card carrier envelopes to US Postal Service.

          3.2. FDS/Macy's Credit Cards shall be in the design and format jointly established by the FDS Parties and GE Bank and shall include the Macy's Tradename.

     4.   Credit Card Mailing

          4.1. Mail Credit Cards within the timeframe established in Section II of this Exhibit A.

          4.2. Insert marketing material approved by the FDS Parties that conforms to materials specifications of GE Capital into the envelope carrying the designated Credit Card card carrier. The inserts are to be included with the Credit Card card carrier in the following order:

               (i) First, any inserts or messages that the FDS Parties, in their sole judgment, determine are required by Law to be included in a Credit Card card carrier shall be included and shall have priority over all other inserts and messages;

               (ii)  Second, any inserts or messages that any FDS
                     Company is contractually required to include in a Credit Card card carrier shall be included;

               (iii) Third, any inserts or messages that FDS,
                     in its sole discretion, determines should be included in a Credit Card card carrier shall be included; and

               (iv) Fourth, any inserts or messages with respect to programs approved by the FDS Parties for inclusion in a Credit Card card carrier shall be included.

          4.3. Exercise reasonable quality control review of Credit Cards.

          4.4. In the event of any material disruption in credit and production or mailing services, GE Capital will use commercially reasonable efforts to notify FACS of such disruption on the same business day, and, in any event will provide notice as promptly as practicable.

          4.5. Provide the following reporting for the Credit
               Card services:

               (i) Daily Credit Card Status report by Division of cards produced and mailed.

               (ii) Monthly Inventory report for all supplies, including reconciliation of any lost and damaged materials.

               (iii) Monthly Credit Card Inventory report.

               (iv) Monthly Credit Card analysis report of cards embossed and mailed by Division with associated costs and breakdown.

          4.6. Notwithstanding the above, GE Capital will also be responsible for inventory control, warehousing of the Credit Cards and associated materials, and providing adequate security for all credit cards and discount coupons.

     5.   Remittance Processing

          5.1. Provide remittance processing services as described below and in accordance with the technical specifications and payment processing production schedules established between GE Capital and the FDS Parties.

               (i) Perform lock box services, daily depositing of monetary medium in account(s) designated by FDS, I/O Control, data entry, balancing of payments and forwarding of miscellaneous Cardholder correspondence (including gift certificates) received through the lock box assigned for Cardholder payment remittance. GE Capital agrees to maintain the separateness of the FDS Parties' funds, including, without limitation, by arranging for all such cash management and lockbox arrangements as the FDS Parties shall reasonably request.

               (ii) Receive payments from a lock box assigned for Cardholder remittances, process payments and forward other customer communications received.

               (iii) Retain the original payment remittance
                     for 7 days from the date of receipt.

               (iv) All payments shall be dated as of the date received.

               (v) Process or handle exceptions as provided by the FDS Parties. An "Exception" to standard processing occurs when (i) the provided envelope is not used, (ii) the envelope includes anything other than one remittance advice and one check (iii) the payment amount or account number on the check, does not match those on the remittance advice and

              (iv)   GE Capital performs special handling
                     instructions on behalf of the FDS Parties.

          5.2. The FDS Parties will be responsible for establishing accounts for daily deposit of monetary medium received for payment remittances.

          5.3. FACS will provide the appropriate system access for performing the account look-up function to the authorized users at GE Capital. The account look-up function is only to be used by GE Capital for processing Cardholder payment remittances when the cardholder account number does not appear on the monetary medium nor the periodic billing statement when the payment remittance is received by GE Capital.

          5.4. Provide the following reporting for the Remittance
               Processing services:

               (i) Daily Remittance Processing Status report by Division of payments received (including gift certificates, cash, electronic media, and pay-by-phone) and exceptions returned to FACS.



II.  SERVICE STANDARDS

       Services Category                   Standard



                                     (All days are Business Days,
                                     measured from but excluding the
                                     date inquiry or notice or data
                                     is received by GE Capital; all
                                     standards expressed are
                                     averages calculated over a
                                     measurement period of an FDS
                                     fiscal quarter).

1.  Billing Statement Production     Best efforts to mail within 2
                                     days after receipt by GE
                                     Capital of file, and, in any
                                     event, mailed not later than 4
                                     business days after receipt by
                                     GE Capital of FDS Information
                                     that satisfies the FDS
                                     Information Condition.

2.  Credit Card Production Mailing   Mailed not later than 2
                                     business days after receipt by
                                     GE Capital of FDS Information
                                     that satisfies the FDS
                                     Information Condition
                                     (excluding card production
                                     and/or mailing in connection
                                     with reissuances, prescreen
                                     solicitations, or other events
                                     which do not relate to
                                     applications made at the point
                                     of sale in the ordinary course
                                     of business).

3.  Payment Processing               For processing (including
                                     depositing to account(s)
                                     designated by the FDS Parties)
                                     other than exception
                                     processing, best efforts to
                                     process within 1 day after
                                     receipt by GE Capital, and, in
                                     any event, processed not later
                                     than 2 business days after
                                     receipt by GE Capital of FDS
                                     Information that satisfies the
                                     FDS Information Condition.





                            EXHIBIT B

I.   GE Capital Credit Software

          1. Prospector system for managing the printing, inserting and messaging for billing statements and credit card mailings

          2.   Credit insurance management system

II.  Licensed Locations

     FACS Group, Inc.
     9111 Duke Blvd.
     Mason, OH  45040



                        EXHIBIT C

           FORM OF EMPLOYEE CONFIDENTIALITY AGREEMENT
                   (For FDS Authorized Users)

          Pursuant to an Agreement between FDS National Bank, Federated Department Stores, Inc., FACS Group, Inc. ("FACS") (collectively, the "FDS Parties") and General Electric Capital Corporation ("GE Capital"), GE Capital provides processing and other services to the FDS Parties and GE Capital has licensed certain software to the FDS Parties for their use.

          In the course of your employment you may receive or otherwise have access to information, data or materials owned by GE Capital which the FDS Parties are under an obligation to treat as strictly confidential. (For purposes of this Confidentiality Agreement, information, data and materials relating to systems, applications, related documentation and other trade secret information of GE Capital is referred to as "Confidential Information".)

          In order to preserve and protect the confidentiality of all Confidential Information, you are required to sign a copy of this Confidentiality Agreement, thereby acknowledging and agreeing that:

                    (i) You have been informed of and understand the confidential nature of the
                          Confidential Information you may receive or have access to;

                    (ii)  You will not disclose the
                          Confidential Information except (x) to a fellow employee, subcontractor, consultant or agent who also has executed a Confidentiality Agreement and then, only on a "need-to-know" basis or (y) as compelled to do so by a court or other governmental or quasi-governmental entity or as consented to in writing by the FDS Parties;

                    (iii) That disclosure of any Confidential
                          Information to any person other than as
                          permitted herein may cause serious injury to GE Capital and the FDS Parties; and

                    (iv) During and after your employment
                         with us, except as required to perform
                         your assigned duties as our employee, you will not use or reproduce, for any purpose, any of the Confidential
                         Information that you receive or to which you have access.

          I hereby acknowledge that I have read and understood the foregoing Confidentiality Agreement, and I agree not to disclose, use or reproduce any Confidential Information except as provided herein.


                           (Signature)




                           (Print)
                           Date




                         Schedule 3.4(b)

                          Service Fees

                           [OMISSION]




                          Schedule A-3

                   GE Capital Required Reports

Production Services
Monthly Reports

1. Statement Release Report    Number of statements mailed and
                               time to release

2. Remittance Processing       Number of remittances processed
   Service Delivery Report     and time to process

3. Card Embossing Volume       Number of cards embossed (new and
   Report                      replacement) and time to emboss

4. Form Inventory Report       Number of statements, envelopes
                               and standard inserts in inventory

5. Advertising Insert          Number of promotional inserts in
   Inventory Report            inventory


Daily Reports

1. Statement Release Report    Number of statements mailed and
                               time to release

2. Remittance Processing       Number of remittances processed
   Service Delivery Report     (new and replacement) and time to
                               emboss

3. Card Embossing Volume       Number of cards embossed (new and
   Report                      replacement) and time to emboss